UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 4, 2005

                                  NDS GROUP plc

                (Name of Registrant as Specified in its Charter)


England and Wales                       0-30364                Not applicable
-----------------                       -------                --------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

          One London Road, Staines, Middlesex TW18 4EX, United Kingdom

               (Address of principal executive offices) (Zip Code)

    Registrant's telephone number, including area code: (011) 44-208-476-8000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR
    240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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

Item 1.01.   Entry into a Material Definitive Agreement.

On January 4, 2005, Alexander Gersh commenced employment as Chief Financial Officer of NDS Group plc. The appointment is pursuant to a contract of employment entered into on November 11, 2004 between Alexander Gersh and NDS Limited ("the company"), a subsidiary of NDS Group plc, a copy of which is attached as Exhibit 10 to this Current Report.

The principle terms of the contract of employment are that Mr Gersh will receive an annual salary of (pound)220,000 and be eligible for an annual bonus of up to 75% of his annual salary. The amount of bonus payable is discretionary, being dependent on his personal performance and attendance, assessed over the previous financial year. He will also receive a car allowance of (pound)965 per month. Mr Gersh is eligible to join the company's UK defined contribution pension scheme.

Upon commencement of employment, Mr Gersh will receive a one-off single bonus payment of (pound)85,000. Should he leave the company before January 4, 2008, other than for dismissal without cause, he will be required to repay this amount; the amount repayable will be retired by one third upon completion of each full calendar year of service.

Termination of employment by either party is subject to 12 months' notice, except for material breach or similar just cause. Should notice be given by the company, Mr Gersh is entitled to receive a payment equivalent to 6 months annual basic salary.

He will also be granted options over 80,000 NDS Group plc Series A ordinary shares, priced at the closing share price on NASDAQ on January 4, 2005. These shares will vest over 4 years in equal installments in accordance with the rules of the NDS 1999 Executive Share Option Scheme and The NDS UK Approved Share Option Scheme, and he will be eligible for future grants as they are made.


Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.

NDS Group plc has appointed Mr. Alexander Gersh as Chief Financial Officer, effective January 4, 2005. In connection with Mr. Gersh's appointment, the NDS Limited (a subsidiary of NDS Group plc) and Mr. Gersh have entered into an employment agreement, a description of which is set forth in Item 1.01 of this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Mr Gersh, who is 40, joins NDS from his current responsibilities as CFO with Flag Telecom Ltd. Prior to its amalgamation with Reliance Gateway, Flag Telecom had an OTC listing (OTC: FTGLF.PK). Alexander Gersh has been with Flag Telecom, a global network services provider since 2003. He has been instrumental in the company's post Chapter 11 restructuring. Prior to this Mr Gersh was Executive Vice President and CFO at NextiraOne LLC in the US. He has held senior international financial roles with British Telecommunications, and Motorola. Mr Gersh graduated with honors from City University of New York and is a Certified Public Accountant (CPA).


Item 9.01.     Financial Statement and Exhibits.
(c) Exhibits

     10 Employment Agreement dated as of November 11, 2004 between NDS Limited and Alexander Gersh

     99   Press Release dated January 4, 2005 issued by the Company



                                        2
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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 4, 2005


                                                NDS GROUP plc

                                                By:/s/Abraham Peled
                                                   ----------------

                                                   Chief Executive Officer



                                        3
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

                                  EXHIBIT INDEX

Exhibit
Number
-------

10 Employment Agreement dated as of November 11, 2004 between NDS Limited and Alexander Gersh

99   Press Release dated January 4, 2005 issued by the Company

                                   EXHIBIT 10

           Text of Employment Agreement dated as of November 11, 2004 between the Company and Alexander Gersh


THIS AGREEMENT is made the 11th day of November 2004


(1) EMPLOYER:         NDS Limited ("The Company")
                      One London Road
                      Staines
                      Middlesex TW18 4EX

(2) EMPLOYEE:ALEX GERSH ("you")
                      8 Dewhurst Road
                      London
                      W14 0ET


This Agreement sets out the terms and conditions of your employment with the Company with effect from the date stated above, including the particulars required to be given to you under the Employment Rights Act 1996.

This Agreement is supplied to you in duplicate and you should read it carefully. When you have read it please sign and date both copies of it and return one copy to the Company.

Commencement of employment

Your employment will begin on 4th January 2005.

Your period of continuous employment with the Company will begin on 4th January 2005. No employment with a previous employer counts as part of your continuous employment with the Company.

Job title, duties and obligations

You will be employed as Chief Financial Officer. During your employment you must:

         perform such duties as the Company requires . You are expected to work flexibly in your role and carry out additional or alternative duties as necessary to meet the Company's needs. Without prejudice to Clause 3.2, your role may be varied by the Company from time to time to reflect changes in your role and/or the operational requirements of the Company's business perform such duties, exercise such powers and hold such offices in relation to the business of the Company or any Associated Company as may from time to time be assigned to or vested in you by the Board of Directors of the Company consistent with your appointment above comply with all reasonable requests, instructions and regulations made by the Company and provide any explanations, information and assistance which may reasonably be required serve the Company loyally and to the best of your ability and use your best endeavours to promote the interests of the Company and its Associated Companies not (without the prior written consent of the Company) be engaged directly or indirectly in any business or employment (except that you may hold a maximum of 3% of any class of shares of any publicly listed



Exhibit Page 1
         company and may retain your position as Chairman of the Audit Commission of the Board of Directors of Vimpelcom)

         not solicit or endeavour to entice away from the Company, accept orders from or have any business dealings with any Client not solicit or endeavour to entice away from the Company or employ or procure the employment of any employee of the Company not interfere with the supply of services or materials or goods to the Company by any Person at all times operate to the highest standards of health and safety bearing in mind both your own safety and that of those with whom you work not, receive directly or indirectly any discount, rebate, fee gratuity, gift, payment or commission in respect of any business transacted (whether or not by you) by or on behalf of the Company or any Associated Company or with a view to any such business being transacted. If you or any business in which you are interested do/does receive any such benefit, you must account to the Company for it immediately at all times keep the Board promptly and fully informed (in writing if so required) of your conduct with the business or affairs of the Company and provide such explanations as the Board may require disclose to the Company, on demand, details of any shares or other securities held by you in the Company or an Associated Company

If it considers it necessary, the Company may transfer you to alternative duties for a limited period of time, such as, in the event of your making or being the subject of a harassment complaint or during your notice period on termination of employment or for an urgent business reason.


Pay

Your basic salary will be (pound)220,000 per annum subject to deductions for tax and National Insurance contributions, payable in arrears in equal monthly instalments directly by credit transfer into your bank account. Typically salaries are paid on the last Friday of the month or if this falls on a Public Holiday, the next working day.

The Company reserves the right to deduct from your salary any sums owing to the Company including any overpayments, loans or advances made to you by the Company.

Salaries are reviewed annually on the 1st of July each year and any increase made by the Company is made at its discretion, being dependent upon your performance and the performance of the Company and Group Companies. The Company may increase your salary or make no change to it.

Upon commencement of employment with the Company you will receive a one-off single bonus payment of (pound)85,000. This payment is made to you to enable the repayment of a similar bonus payment of (pound)85,000 to Flag Telecom Ltd. Should you leave the Company before 4th January 2008, other than for dismissal without Cause you will be required to pay the Company this amount, the amount repayable will be retired by one third upon completion of each full calendar year of service. The payment will be structured to ensure that there is no additional tax liability to you. In event of termination of this Agreement any such sum as aforesaid, shall unless otherwise expressly agreed in writing, will become immediately repayable or payable by you, whether or not any written demand for payment has been made to you and the Company will be entitled to deduct any such sums from any salary outstanding to you.

The Company will pay your reasonable costs on receipt of a copy of an invoice from your adviser addressed to you, marked payable by the Company, for tax advice obtained to enable you to complete your US and UK tax returns.



Exhibit Page 2

You will have no contractual entitlement to any payment or benefit which is not provided for in this Agreement.

The Company will apply and pay for any visa or work permits which you are required to obtain to enable you to work for the Company in the UK.


Share Options

In addition, you will also be granted an initial NDS share option grant of 80,000 NDS shares priced at the closing share price on NASDAQ on 4 January 2005. These shares will vest over 4 years in equal instalments in accordance with the scheme rules, and you will be eligible for future grants as they are made.


Bonus Scheme

You will be eligible to receive an annual performance related bonus of up to 75% of your annual basic salary based on Company and personal individual performance. The amount of bonus payable by the company is discretionary, being dependent on your personal performance and attendance, assessed over the previous financial year.

Where your employment commences part way through the financial year, any bonus entitlement will be calculated pro rata to the period that you have worked.

Any bonus scheme applicable to you and in place from time to time may be varied or terminated by the Company upon reasonable notice but without payment of compensation or substitution of an equivalent benefit. Participation in any bonus scheme or schemes in any year does not oblige the Company to extend or repeat that participation thereafter.


Hours of Work

You will be expected to work those hours necessary to satisfactorily discharge your responsibilities, normally these are 37.5 hours per week exclusive of lunch breaks. Core hours will be agreed with your manager.

You may also be required without further remuneration to work such additional hours as and when required to do so by the Company for the proper performance of your duties.


Place of Work

You will be based at Staines. You may in future, however, be required following a reasonable period of consultation to work either temporarily or permanently at or from any other premises in the United Kingdom which the Company currently has or may later acquire. Where this location is not considered to be within reasonable travelling distance of your current location, relocation assistance will be considered.

You may also be required on occasions to work abroad as part of your normal duties.

Where you incur additional expenses such as those set out in the Company's Travel and Expense Policy, whilst undertaking your duties, the Company agrees to reimburse to you such additional expense subject at all times to the Company's Travel and Expense Policy (as may be issued from time to time and published on the Company Intranet).



Exhibit Page 3

Holidays

You are eligible for 25 days paid holiday per annum in addition to normal public holidays, to be taken at times convenient to the Company as agreed in advance with your manager in writing. No more than 10 consecutive working days' holiday may normally be taken at any time. The holiday year runs from 1st January to 31st December. Up to 5 days holiday may be carried over to the following holiday year, provided that approval has been given by your line manager and any such leave is taken by 31 March in the following year. Any further accrued but untaken holiday as at the end of the calendar year will be forfeited.

On joining and/or leaving the Company your annual holiday entitlement for the year will be calculated pro rata to the number of days worked in that holiday year.

If you have taken holiday in excess of accrued entitlement upon termination of employment (howsoever caused), an appropriate deduction from final salary will be made.

For the purposes of the Working Time Regulations 1998, it will be deemed that holiday entitlement granted by the said Regulations will be taken and exhausted first as part of your contractual entitlement.

In the event that your employment is terminated under Clause 15 of this Agreement or where you do not give full contractual notice of termination of employment, you will not be entitled to any holiday pay in respect of accrued holiday entitlement in excess of your entitlement under the Working Time Regulations 1998.


Equipment

The Company will provide you with a fax machine and mobile phone to enable you to perform your duties outside the Company's offices. You will return the fax machine and mobile phone immediately upon request or on the termination of your employment.


Car Allowance

You are eligible to receive a car allowance of (pound)965 per month which will be paid with your salary and is subject to tax and national insurance deductions.

It is a condition of payment of the car allowance that you have a valid driving licence and own (whether jointly or alone) a car which is (in the reasonable opinion of the Company) suitable for business use in the course of your duties.

The Company is entitled to vary or terminate this benefit without notice or payment of compensation provided that the Company will provide a benefit of an equivalent value in its place.


Pension and Life Assurance Plan

Employees over the age of 16 and under 60 years of age are eligible to join the News International Pension Plan which provides pension and life assurance benefits, subject to entry requirements.

The plan is contributory and contracted out of the State Earnings Related Pension Scheme. A contracting-out certificate is in force in relation to your employment. Further details of the Plan are outlined in the enclosed Benefits Statement. An explanatory booklet will be forwarded to you by the Pensions Department on joining. The Company may withdraw or amend this benefit at any time. The Company has no obligation to make any payment to any employee in connection with this scheme.



Exhibit Page 4

Retirement Age

The contractual age of retirement for all NDS employees is 65. Your employment will automatically terminate, without prior notice, on your 65th Birthday or on the preceding Friday should this fall over a weekend or on a Bank Holiday, unless otherwise agreed in writing with the Company.


Private Medical Insurance

You are eligible for family cover under the Company's private medical insurance scheme which is currently provided through BUPA subject always to the detailed provisions governing the scheme which you will need to comply with. Further details of the scheme are included in the attached Benefits Statement.

The Company is entitled to vary or terminate this benefit provided a benefit of an equivalent value is provided in its place.


Sickness Absence

In the event that you are absent from work due to sickness or injury, the terms and conditions of the Company Sickness Benefit Scheme and reporting procedures will apply. The Company will pay company sick pay for the following periods:

   Years of Service                Company sick pay
   1st and 2nd years               2 weeks per year for every year of service
   3rd to 5th years                3 weeks per year for every year of service
   After completing 5 years        4 weeks per year for every year of service


Company sick pay is inclusive of any statutory sick pay and social security benefits to which you may be entitled.

Payment of company sick pay as set out above is equivalent to normal basic pay and is in respect of the relevant number of weeks incapacity in total over any 12 month period. Any company sick pay paid beyond the periods set out above will be paid at the absolute discretion of the Company and such discretionary payments may be varied, decreased or discontinued at any time upon serving one week's notice.

The Company is entitled to require you to undergo a medical examination by a medical practitioner appointed by the Company at any time on the grounds of sickness or injury or health and safety.


Termination of Employment

The length of notice you are obliged to give the Company and you are entitled to receive from the Company to terminate your employment will be 12 months.

The Company may at any time by notice in writing terminate your employment for Cause with immediate effect and without payment in lieu of notice or compensation. For the purposes of this Agreement, the Company shall have Cause to terminate your employment if:

         you commit any gross, serious or repeated default or misconduct or gross, serious or persistent incompetence or neglect of duties or any other breach of this Agreement (after written warning)



Exhibit Page 5
         you commit fraud, theft, embezzlement or dishonesty, whether committed before or after the date of employment, if such conduct could reasonably damage the Company or an Associated Company economically or damage its reputation you habitually abuse drugs or alcohol

         you refuse or neglect to comply with any lawful orders given to you by the CEO and/or majority of the Board of the Company you breach any material term of this Agreement

         you behave in a manner (whether on or off duty) which, in the reasonable opinion of the Company, is likely to bring the Company or an Associated Company into disrepute or materially prejudices the interests of the Company or an Associated Company or which seriously impairs your ability to perform your duties, or you commit any act of dishonesty, whether relating to the Company or otherwise you are convicted of a criminal offence, except one which the Company considers does not affect your position as its employee you are disqualified from holding a valid driving licence and unable to arrange transport (at no cost to the Company) to allow you to carry out your duties under this Agreement


The Company may at any time by notice in writing terminate your employment on giving you the statutory minimum period of notice if:

         you have been unable to perform your duties due to sickness or injury for at least 26 weeks in aggregate in any period of 52 consecutive weeks. This will be calculated pro rata for Part-time employees. This does not prevent the Company from dismissing you by giving you your usual period of notice, after shorter periods of absence you become of unsound mind or a patient for the purposes of any statute relating to mental health.

If you become entitled to damages for wrongful dismissal, the following will be offset against any damages due from the Company:

         any redundancy payment or ex gratia payment made by the Company to you any payment the Company makes to you pursuant to an award or settlement of an unfair dismissal claim or any other statutory employment law claim any remuneration and benefits which you may receive from any third party under a contract for service, or any fees and benefits which you may receive from a third party under a contract for services, or any pension payments which you may receive, or any payments which you may receive under any insurance policy as a result of the termination of your employment, in all cases during the period which would have been your contractual notice period had you been given your contractual notice of termination of your employment by the Company and any other payment whether ex gratia or otherwise and/or any other benefit which you may receive by virtue of or arising out of the termination of your employment, including but not limited to, Job Seekers Allowance or other statutory benefit during the period which would have been your contractual notice period had you been given your contractual notice of termination of your employment by the Company.



Exhibit Page 6

During part or all of your notice period, the Company reserves the right to require you to perform work which does not normally form part of your duties, to undertake special projects, to work from home or not to attend work at all. During any such period when you are not required to work during your notice period, you will remain an employee of the Company. You will continue to receive your basic salary and any other contractual entitlements and continue to be bound by all terms of this contract.

On serving notice for any reason to terminate your employment or at any time during the notice period (whether notice was served by you or the Company), the Company may, in its absolute discretion, terminate your employment immediately and pay you your basic salary in lieu of notice (at the rate then current). In addition, the Company would, at its absolute discretion, either maintain in place all contractual benefits which you would have then been entitled to during the notice period (or the remaining unexpired amount of the notice period) or else make a payment in lieu of such benefits representing their value.

If, at the company's sole discretion, an employee is placed on "garden leave" during their notice period, then any outstanding leave days accrued will be deemed to have been taken during the period of garden leave and no additional payment will be made in that regard.

If at any time your employment is terminated in connection with any reconstruction or amalgamation of the Company, whether by winding up or otherwise and you receive an offer on terms which (considered in their entirety) are no less favourable to any material extent than the terms of this Agreement from a company involved in or resulting from such reconstruction or amalgamation, you shall have no claim whatsoever against the Company or any Associated Company, or any such company involved in or resulting from such reconstruction or amalgamation, arising out of or connected with such termination.

At the end of your employment for whatever reason or in the event of either party giving notice to terminate your employment hereunder, you must on request resign any directorships or other offices held by you in the Company or any Associated Company or by virtue of your employment and transfer to the company or as the Company may direct any shares or other securities held by you as nominee or trustee for the Company or any Associated Company without payment in either case. If you fail to do so within 7 days of request, the Company is hereby irrevocably authorised to appoint a person in your name and on your behalf to execute any documents or do any things necessary for such purpose(s).

After termination of your employment, you will not make any untrue or misleading statement about the Company, or its officers or employees or represent yourself as being employed by or connected with the Company.

Should your employment be terminated by the Company for a reason other than those listed in paragraphs 15.2 and 15.3, you will receive a severance payment equivalent to 6 months annual basic salary.

Termination of this Agreement will not affect any provisions which are intended to operate after termination and will be without prejudice to any right the Company may have in respect of any breach by you.


Exclusivity of Service

You are required to devote your full time, attention and abilities to your employment, and act in the best interests of the Company at all times. For this reason, during the term of your employment, you must not, without the Company's prior written consent, directly or indirectly own, manage, control, participate in, consult with, render service to or engage in any business of any other business entity or other organisation (whether as an employee, officer, director, agent, partner, consultant or otherwise).



Exhibit Page 7

Company rules and policies

You are required to fully observe and comply with the Company's rules, procedures and policies as published and amended from time to time, including the Company's Standards of Business Conduct, a copy of which is available on the Human Resources Intranet and the Employee Handbook. Rules, procedures and policies, including disciplinary and grievance procedures, do not form part of your terms and conditions of employment unless stated in writing to the contrary.


Smoking Policy

You will be required to comply with the Company's Smoking Policy which prohibits smoking on Company premises or company vehicles.


Grievances and Disciplinary matters

Details of the Company's Grievance and Disciplinary Policy and Procedures are available on the Human Resources Intranet. If you feel you would like to raise a grievance you should approach your line manager in the first instance. The policies do not form part of the terms and conditions of your employment.


Data Protection

During your employment and for a reasonable period following its termination, the Company will:

         produce, obtain, keep, use and produce records containing information about you for administrative, management, analysis and assessment purposes in connection with recruitment, employment and remuneration both in personnel files and on the Company's computer system. On occasion, the Company may need to disclose information about you to third parties. It will only do this when absolutely necessary. It will only use information held about you in ways that are consistent with the employment relationship, the operation of the business and the principles of the Data Protection Act 1998.

         obtain, keep, produce and use personal data relating to: -

               (a) your racial or ethnic origin for the purposes of equal opportunities monitoring;

               (b) your health in order to enable the Company to safeguard your health and safety at work, in connection with the Company sick pay scheme, for administrative purposes and for complying with its statutory obligations; and

               (c) details of alleged offences committed by you where you have informed the Company of these; or the Company needs to keep these details because they have some bearing on your employment.

               (d) your religious or similar beliefs when this is necessary to comply with statutory obligations transfer some or all of the information in Company records about you to:

               (a) Group Companies, which may be based in countries outside the EEA;

               (b) Companies or firms with whom the Company or any Group Company has a contractual relationship; and



Exhibit Page 8

               (c) Companies in whom the Company or any Group Company has a shareholding;

               (d)  Companies or firms processing data on behalf of the Company

       Where the disclosure or transfer is to a country outside the EEA, the Company will take reasonable steps to ensure that your rights and freedoms in relation to the processing of the relevant personal data are adequately protected.

In signing this agreement you consent to the Company carrying out the processing of personal data described in this clause. This is to comply with the Data Protection Act 1998 and the Human Rights Act 1998.

During your employment, the Company will monitor and record your telephone calls, e-mails, internet use, faxed messages and WP documents which are created, stored, communicated or made on Company equipment and systems. The reason for this monitoring and recording may be to check whether your use of Company computer and communication systems is legitimate and complies with the Company's rules, to find lost messages, to investigate misconduct and to comply with any of the Company's legal obligations. In signing this Agreement, you consent to the Company undertaking such monitoring and recording. This is to comply with the Regulation of Investigatory Powers Act 2000, the Data Protection Act 1998 and the Human Rights Act 1998.

You may request access to the personal data relating to you that is held by the Company. Any such request must be made in writing and be submitted to the Human Resources Department in the appropriate form as may be notified from time to time. A fee shall be payable for such access which shall not exceed (pound)10.00 per request (subject to review). The Company in its discretion may waive this access charge. It is important for the Company that the personal data is accurate and up to date. You undertake to co-operate with the Company in ensuring that the personal data remains accurate at all times during your employment.

You will in the course of your employment have access to personal data and possibly sensitive personal data relating to employees and prospective employees of the Company. When processing such data on behalf of the Company, you must comply at all material times with the Data Protection Act 1998 and any related Codes of Practice or guidelines as the Company may issue from time to time.


Intellectual Property

You acknowledge that in the course of your employment or in the course of carrying out duties specifically assigned to you, you may devise and participate with others in creating Intellectual Property.

Subject only to the provisions of the Patents Act 1977 and the Copyright Designs and Patents Act 1988, you agree that if during your employment you create or participate with others in creating any Intellectual Property which relates to the business of the Company or any Group Company such Intellectual Property shall belong absolutely to the Company.

You shall do nothing, whether by publication, disclosure or in any other way, to impair or prejudice the right of the Company to apply for patent and/or other appropriate protection for any invention or other Intellectual Property devised wholly or partly by you. Further, you shall, as soon as practicable, give the Company full details of all Intellectual Property created wholly or partly by you, whether in written or oral form by drawings, data, specifications, models, demonstration and in any other way, so as to enable the Company fully to understand, put into effect and exploit such Intellectual Property. You shall, at the Company's request and at its own expense, execute all such documents and do all such things as may be necessary or desirable formally to vest the full and unencumbered right of ownership in any such Intellectual Property in the Company or to enable it to apply for patents or other appropriate protection anywhere in the world.

You hereby irrevocably appoint the Company to be your attorney for the purpose of applying for patent or other Intellectual Property protection, or for renewing, amending or extending such protection anywhere in the world.



Exhibit Page 9

Nothing in this Agreement shall oblige the Company or any Group Company to seek patent or other protection for any Intellectual Property nor to exploit any Intellectual Property.

You hereby irrevocably and unconditionally waive in favour of the Company any and all moral rights conferred on you by Chapter IV of Part I of the Copyright Designs and Patents Act 1988 for any work in which copyright or design right is vested in the Company whether by this clause or otherwise.


Covenants after Termination

Without the written permission of the Company (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company), you agree that you will not, in competition with the business being carried on by the Company with which you were concerned during the 6 months prior to the termination of your employment, and whether on your own account or for any other Person directly or indirectly for 6 months after the termination of your employment, solicit or endeavour to entice away from the Company, any Client or Potential Client with whom or which you had material personal dealings in the course of your employment in the 6 months prior to the termination of your employment for 6 months after the termination of your employment, accept orders from or have any business dealings with any Client or Potential Client with whom or which you had material personal dealings in the course of your employment in the 6 months prior to the termination of your employment for 6 months after the termination of your employment, solicit or endeavour to entice away from the Company or employ or procure the employment of any person who was as at the termination of your employment employed by the Company and who had been so employed during the 6 months prior to the termination of your employment and over whom you had personal influence or management responsibility or with whom you had regular day to day business contact during the 6 months prior to the termination of your employment for 6 months after the termination of your employment, interfere with the supply of services or materials or goods to the Company by any Person who makes supply of such services, goods or materials to the Company at the termination of your employment or during the 6 months prior to the termination of your employment.

Without the written permission of the Company (such consent to be withheld only so far as may be reasonably necessary to protect the legitimate interests of the Company), you agree that you will not, for a period of 6 months after the termination of your employment, whether on your own account or for any other Person, directly or indirectly, be engaged or interested (whether as principal, partner, officer, servant, agent, consultant or controller of any shares or debentures) in any business in competition with the business being carried on by the Company in which you were materially concerned in the course of your employment in the 6 months prior to the termination of your employment (always accepting that nothing in this clause shall prevent you becoming a registered holder of not more than 3% of any class of publicly quoted securities of any company).

If the Company should exercise its right to put you on garden leave pursuant to clause 15.7, the periods of the currency of the restraints imposed on you in clauses 15.7 will be reduced by the length of the period during which you are on garden leave.

You agree that you will not, at any time after the termination of your employment, make use of any corporate or business name which is identical to or similar with or likely to be confused with the corporate name(s) and/or business names of the Company or in any way hold yourself out as being connected with the Company.

If at any time during your employment you are directly or indirectly approached or solicited by any Person with a view to or with the intention of your taking up employment or entering into some other business relationship, whether



Exhibit Page 10
directly or indirectly, with any Person who or which is involved in a business which is competitive with the current or then contemplated business of the Company, you shall disclose that fact and the names of the parties involved immediately to a Director of the Company. Otherwise you will refrain from disclosure to any other Person.

If at any time during your employment or thereafter during the currency of any restriction in this clause, you are directly or indirectly approached or solicited by any Person with a view to or with the intention of your taking up employment or entering into some other business relationship, whether directly or indirectly, with any Person who or which is involved in a business which is competitive with the current or then contemplated business of the Company, you shall immediately draw the provisions of this clause to the attention of the Person who so directly or indirectly approached or solicited you.

Any reference to the Company and to the Company's trade or business shall be deemed to include any Group Company and its trade or business and/or to apply to them as if the words were repeated by reference to such company and you hereby undertake to execute any further documents which the Company may require to confirm this.

You acknowledge that:

         each of the foregoing sub-clauses of this clause constitute an entirely separate and independent restriction on you; and

         whilst at the date of this agreement the duration, extent and application of each of the restrictions are considered by the parties no greater than is necessary for the protection of the Company's interests and reasonable in all the circumstances it is acknowledged that restrictions of such a nature may become invalid because of changing circumstances, and accordingly, if any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording thereof were deleted or the periods thereof reduced or the area thereof reduced in scope, they shall apply with such modifications as may be necessary to make them valid and effective; and

         before entering into this agreement, you had the opportunity to obtain legal advice.


Confidentiality

At no time during your employment with the Company or thereafter, except in the proper course of your employment or as required by law, may you disclose to any Person or make use of, whether on your own account or for any Person, any information which is of a sufficiently high degree of confidentiality as to amount to a trade secret of the Company or any information used in the business of the Company which if disclosed to a competitor would be liable to cause real significant damage to the Company or any information in respect of which the Company owes a duty of confidence to any Person.

During the course of your employment you will have access to and be entrusted with certain confidential information relating to the Company's business ("Confidential Information") which is not readily ascertainable by Persons not connected with the Company and that of its Group Companies or may receive such information from third parties. This includes, but is not limited to, information relating to:

         corporate and marketing strategy, business development plans, sales reports and research results;

         business methods and processes, technical information and know how relating to the Company's business and that of its Group Companies and which is not available to the public generally, including inventions, designs, programmes, techniques, database systems, formulae and ideas;



Exhibit Page 11
         business contacts, mailing lists purchased by the Company and/or its Group Companies, customer database details, lists of customers and suppliers and details of contracts with them and information on employees of the Company and/or its Group Companies and the terms of their employment.

         budgets, management accounts, trading statements, regulatory reports and other financial reports;

         any information which you are informed by your manager is to be treated as confidential;

         any documents or information in respect of which the Company and/or its Group Companies is bound by the duty of confidence to a third party; and

         any information held on computer and any document marked
         "Confidential".

You may not during your employment including any absence on maternity or parental leave (except in the proper performance of your duties, and then only to those who need to know such information) or afterwards (otherwise than with the prior written consent of the Company or as required by law) use or disclose any confidential information concerning the Company's business and/or that of its Group Companies and/or third party confidential information received which may have come to your knowledge during your employment, or in respect of which you may be bound by an obligation of confidence to any third party. You will also use your best endeavours to prevent the publication or disclosure of any such information. These restrictions will not apply to information which has become available to the public generally, other than through unauthorised disclosure.

All property of the Company or an Associated Company such as notes, memoranda records lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes designs and drawings and other documents and reworded material whatsoever (whether made by you or otherwise) relating to the business (including prospective business) of the Company, any Group Company or any of its or their clients (and any copies of the same) belong to the Company or relevant Associated Company and:

         shall be and remain the property of the Company or the relevant Group Company; and

         shall be handed over to it (or as it may direct) upon any request by the Company and in any event, upon the termination of your employment (howsoever caused).

You must not memorise or copy any Confidential Information or send any property belonging to the Company or an Associated Company to any Person, whether in paper or electronic format, other than in the proper performance of your duties.

Nothing in this clause shall prevent you from exercising any of your rights under the Public Interest Disclosure Act 1998.


Suspension

In order to investigate any complaint against you of misconduct the Company is entitled to suspend you on full pay and other benefits for so long as may be reasonably necessary to carry out a proper investigation and hold any disciplinary hearing.


Changes to Conditions of Employment

The Company shall be entitled to make reasonable changes to any of your terms and conditions of employment which will only be valid if confirmed in writing by the Company. You shall be notified of minor changes of detail by way of general notice. In relation to substantial changes to conditions of employment, you shall be consulted at least one month in advance of such change and receive a written statement outlining the particulars of the changes.



Exhibit Page 12

Contracts (Rights of Third Parties) Act 1999

No party other than you and the Company shall have any benefit or the right to enforce any term of this Agreement. For the avoidance of doubt, the application of the Contracts (Rights of Third Parties) Act 1999 is specifically excluded from this Agreement.


Discrimination

In order to enable the Employer to maintain a positive working environment, you are required not to engage in or knowingly permit any fellow worker to engage in any form of harassment of a worker in the course of their duties whether on the grounds of sex, gender reassignment, nationality, religion or belief, gender, union status, marital status, sexual orientation, race, disability or otherwise and whether or not the worker is an employee of the Company.


Whole Agreement

This Agreement constitutes the entire agreement between you and the Company relating to your employment. No collective agreements apply to your employment.

All other agreements (if any) for service between the Company and you are hereby abrogated and superseded by mutual consent.


Definitions

In this Agreement , any reference to:

         any Act of Parliament or delegated legislation includes a reference to any statutory modification or re-enactment of it or the provisions referred to

         "Associated Company" is to a company which for the time being is a holding company (as defined by section 736 of the Companies Act 1985) of the Company; or a subsidiary (as so defined) of the Company or of any holding company of the Company; or a company over which the Company or any holding company of the Company has control within the meaning of
         Section 840 of the Income and Corporation Taxes Act 1988, or a subsidiary undertaking as defined by Section 258 of the Companies Act 1985

         "the Board" is to the board of directors of the Company

         "Client" is to any Person who or which has placed business with the Company over the previous 6 months

         "Group Company" means a company which for the time being is a holding company (as defined by section 736 of the Companies Act 1985) of the Company; or a subsidiary (as so defined) of the Company or of any holding company of the Company; or a company over which the Company or any holding company of the Company has control within the meaning of section 840 of the Income and Corporation Taxes Act 1988, or a subsidiary undertaking as defined by section 258 of the Companies Act 1985;

         "Intellectual Property" means patents, utility models, registered designs, registered trade and service marks, registered copyright, improvements and modifications to any of the foregoing and the right to



Exhibit Page 13
         apply for protection for such registered rights anywhere in the world; inventions, discoveries, copyright, design right, unregistered trade and service marks, brand names, secret or confidential information, know how or any other intellectual property; and any similar or equivalent rights whether registerable or not arising or granted under the law of any other country or state

         "Person" includes an individual, firm, corporation, association, venture, enterprise, business or any other organisation or entity however it is constituted

         "Potential Client" means any Person at which or whom the Company has targeted the marketing of its products and/or services over the previous 6 months and/or any Person which the Company has identified for the targeting of the marketing of its products and/or services over the previous 6 months any example given after the words "such as" is given without limitation.


Governing Law and Jurisdiction

This Agreement shall be governed by the law of England and Wales.

It is agreed that the courts of England and Wales and its employment tribunals shall have exclusive jurisdiction in relation to any dispute arising out of or in respect of this Agreement and that any judgement or order of an English or Welsh court or employment tribunal made in this respect shall be conclusive and binding on them and may be enforced in the courts of any jurisdiction.




EXECUTED as a deed on the date set out at the head of this Agreement.

SEALED AS A DEED on behalf of )
NDS LIMITED


                  Director


                  Secretary



SIGNED AS A DEED by )
Alex Gersh)
in the presence of:- )

Witness Signature
Name in Capitals
Address

Occupation



Exhibit Page 14

                                   EXHIBIT 99

            Press Release dated January 4, 2005 issued by the Company

ALEXANDER GERSH JOINS NDS AS CHIEF FINANCIAL OFFICER

London, UK, January 4, 2005 - NDS Group plc, a News Corporation company, and the leading provider of technology solutions for digital pay-TV, today announced that Alexander Gersh, has joined NDS as Chief Financial Officer.

Mr Gersh joins NDS from his current responsibilities as CFO with Flag Telecom Ltd. Prior to its amalgamation with Reliance Gateway, Flag Telecom had an OTC listing (OTC: FTGLF.PK).

NDS Group plc (NASDAQ/Euronext Brussels:NNDS) is a leading supplier of open end-to-end digital pay TV solutions for the secure delivery of entertainment and information to television set-top boxes and IP devices. See www.nds.com for more information about NDS.



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Exhibit Page 15